EXHIBIT 99.1

NEWS RELEASE

Syngenta and Diversa Form Extensive Research and
Product Development Alliance

Diversa to acquire rights to Syngenta technology for pharmaceutical applications in exchange for equity

BASEL, SWITZERLAND, AND SAN DIEGO, CA – December 4, 2002 – Syngenta and Diversa today announced they have formed a broad collaboration to establish a shared biotechnology research platform and to discover products. Diversa is to acquire certain technology rights from Syngenta for pharmaceutical applications, in exchange for equity. The transaction will strengthen the research capabilities of both companies.

Research and product development alliance
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Syngenta and Diversa will combine their research activities in genomics and related technologies for new plant science applications, as well as for selected antibody generation and other biopharma product development.

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Syngenta will enter into a renewable research contract with Diversa for an initial commitment of $118 million over seven years to be invested in products in Syngenta’s exclusive fields; Diversa will receive milestone payments and royalties on products developed.

Technology transaction
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Diversa will acquire an exclusive, royalty-free perpetual license from Syngenta for gene technology and intellectual property, including proteomics, metabolomics, RNA dynamics, fungal technologies, and bioinformatics, for use in the pharmaceutical field; as well as related assets.

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In exchange, Diversa will issue to Syngenta stock and warrants representing 14% and 3% respectively of Diversa’s outstanding stock pro forma for the equity issuances, increasing Syngenta’s ownership to over 18%. The warrants issued to Syngenta are exercisable for ten years starting in 2008 at an exercise price of $22.

Syngenta will relocate its plant genomics programs, including its pioneering work with the rice genome, from the Torrey Mesa Research Institute (TMRI) in La Jolla, California to Syngenta Biotechnology, Inc. (SBI) in Research Triangle Park, North Carolina. It is expected that the majority of employees will be relocated to Diversa or SBI.

“This collaboration will ensure that Syngenta stays at the cutting edge of genomics science and creates new product opportunities,” said Dr. David Lawrence, Syngenta Head of Research & Technology. “The agreement enables us to broaden our biotechnology capability and bring innovative products to market more quickly.”

“Syngenta has made a significant investment at TMRI in developing leading edge technologies and assembling a highly talented scientific organization,” said Jay M. Short, Ph.D., Diversa President and Chief Executive Officer. “This transaction provides Diversa with complementary technologies that will accelerate our pharmaceutical product development programs.”

Since 1999, Syngenta and Diversa have been collaborating through their Zymetrics joint venture on the development of enhanced animal feed. Zymetrics is forecasting its first product launch in 2004.

The transaction is expected to be completed early in 2003, and is subject to the approval of the FTC under Hart-Scott-Rodino as well as approval of Diversa shareholders. A proxy statement for Diversa’s shareholder meeting will be filed with the SEC shortly. Diversa shareholders holding about 32 percent of the stock have agreed to vote in favor of the transaction. Diversa will grant Syngenta registration rights to the stock and warrants it will receive.

Conference calls scheduled

The companies will host investor and media conference calls to discuss the transactions.

Investors are invited to participate on a conference call at 11:00 am EST.
Call in number: 913-981-5545, confirmation code: 680454
A replay will be available at: 719-457-0820, confirmation code: 680454 from 2:00 pm EST on 12/4/02 until midnight on 12/10/02.

Media are invited to participate on a conference call at 1:00 pm EST
Call in number: 1-888-422-7128, participant code: 682644

The conference calls will be webcast live and available for two weeks at http://www.diversa.com/webcast

Diversa Corporation (Nasdaq: DVSA) is a leader in applying proprietary genomic technologies for the rapid discovery and optimization of novel products from genes and gene pathways. Diversa is directing its integrated portfolio of technologies to the discovery, evolution, and production of commercially valuable molecules with pharmaceutical applications, such as optimized monoclonal antibodies and orally active drugs, as well as enzymes and small molecules with agricultural, chemical, and industrial applications. The company has formed significant joint ventures with international technology leaders including Syngenta (Zymetrics Inc.). Additional information is available at Diversa’s website: www.diversa.com.

Syngenta is a world-leading agribusiness. The company ranks first in crop protection, and third in the high-value commercial seeds market. Sales in 2001 were approximately US $6.3 billion. Syngenta employs more than 20,000 people in over 50 countries. The company is committed to sustainable agriculture through innovative research and technology. Syngenta is listed on the Swiss stock exchange and in London, New York and Stockholm. Further information is available at www.syngenta.com.

Syngenta contacts:

Analysts/Investors Media	Jennifer Gough (Switzerland) Rhonda Chiger (USA) O’Patrick Wilson (Switzerland) Lori Captain (USA)	+41 61 323 5059 +1 (917) 322 2569 +41 61 323 5721 +1 (302) 425 2121

Diversa contact:	Hillary Theakston	+1 (858) 526 5121

The foregoing communications contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995 about Diversa Corporation and Syngenta. These include statements related to: Diversa’s and Syngenta’s consummation of the proposed transaction between them; the ability of Diversa’s and Syngenta’s collaboration and the proposed transaction between them to accelerate product development and advance Diversa’s pharmaceutical programs; the ability of Diversa and Syngenta to discover, develop and successfully commercialize products under the collaboration between them; Diversa’s ability to achieve milestones under the collaboration with Syngenta and receive related milestone and royalty payments when anticipated or at all; the number of TMRI employees who will be offered and accept employment with Diversa; the timing for Diversa’s special meeting of stockholders to approve the issuance of stock and warrants to Syngenta and whether that approval will be obtained; the ability of Diversa’s and Syngenta’s collaboration to enable Syngenta to improve its competitive position, customer service and cost efficiencies; and generally the ability of Diversa and Syngenta to realize the expected benefits of the collaboration and proposed transaction between them, all of which are prospective. Such statements are only predictions of management of Diversa and Syngenta, and the actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to: risks involved with either Diversa or Syngenta failing to satisfy the closing conditions for the proposed transaction between them; either Diversa or Syngenta failing to devote adequate resources to the collaboration between them; Diversa’s and Syngenta’s new and uncertain technologies and the utility of these technologies to enable the collaboration to discover, develop and successfully commercialize products; the collaboration’s dependence on patents and proprietary rights; Diversa’s and Syngenta’s protection and enforcement of its patents and proprietary rights; the development or availability of competitive products or technologies; and Diversa’s failure to attract and retain an adequate number of TMRI employees. Certain of the foregoing factors and others are more fully described in Diversa’s filings with the Securities and Exchange Commission, including, but not limited to, Diversa’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. These forward-looking statements speak only as of the date hereof. Diversa expressly disclaims any intent or obligation to update these forward-looking statements.